EXHIBIT 99.1
Contact: Michael Bermish
Investor Relations Officer
(803) 835-2238
FOR IMMEDIATE RELEASE
WELLMAN, INC. TO PURSUE PLAN OF REORGANIZATION
Fort Mill, SC, June 18, 2008 — Wellman, Inc. ([OTC]: WMANQ.OB) announced that the Company has completed an amendment to its DIP Agreement that will allow it to pursue a stand-alone plan of reorganization. The amended DIP Agreement requires that the Company adhere to the following timetable in completing its plan of reorganization:
•	File, with the Bankruptcy Court, by June 25, 2008, (i) a plan of reorganization, (ii) a disclosure statement and (iii) a commitment of at least $70 million to backstop a rights offering which is reasonably acceptable to the DIP lenders,

•	Obtain an indicative commitment for exit financing by July 14, 2008,

•	Obtain a fully underwritten commitment for exit financing by July 30, 2008,

•	Obtain Bankruptcy Court approval of the disclosure statement by August 4, 2008,

•	Obtain an order confirming the plan of reorganization by September 15, 2008, and

•	Complete the plan of reorganization and exit bankruptcy by September 25, 2008.
The Company has reached an understanding with the two largest holders of Wellman’s second-lien debt to backstop an $80 million rights offering. This commitment is expected to be finalized before June 25, 2008. The Company has also made significant progress on the other elements of the plan of reorganization; however, there can be no assurances that the Company will be able to complete the plan of reorganization.
Mark Ruday, Wellman’s Chief Executive Officer, stated, “We look forward to working with the backstop parties and our other stakeholders to complete the plan of reorganization and emerge from bankruptcy with a strong financial position. This will allow us to capture more profitable growth opportunities in PET resins as well as in our other businesses. We appreciate the time and effort invested by all of our stakeholders and look forward to working with them to maximize the value of the Company.”

Forward-Looking Statements

Statements contained in this release that are not historical facts, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In addition, words such as “believes,” “expects,” “anticipates,” and similar expressions are intended to identify forward-looking statements. These statements are made as of the date of this report based upon current expectations, and we undertake no obligation to update this information. These forward-looking statements involve certain risks and uncertainties, including, but not limited to: our substantial liquidity needs and liquidity pressure; our substantial indebtedness and its impact on our financial health and operations; risks associated with our indebtedness containing floating interest rate provisions and its effect on our financial health if rates rise significantly; our ability to obtain additional financing in the future; risks associated with claims not discharged in the Chapter 11 cases and their effect on our results of operations and profitability; risks associated with the transfers of our equity, or issuances of equity in connection with our reorganization and our ability to utilize our federal income tax net operating loss carry-forwards in the future; our dependence on our management and employees; the adverse effect of competition on our performance; reduced raw material margins; availability and cost of raw materials; reduced sales volumes; increase in costs; volumes of textile imports; prices and volumes of polyester staple fiber and PET resin imports; the financial condition of our customers; change in tax risks; environmental risks; natural disasters; regulatory changes; U.S., European, Asian and global economic conditions; work stoppages; levels of production capacity and profitable operations of assets; prices of competing products; acts of terrorism; and maintaining the operations of our existing production facilities. Actual results may differ materially from those expressed herein. Results of operations in any past period should not be considered indicative of results to be expected in future periods. Fluctuations in operating results may result in fluctuations in the price of our common stock. For a more complete description of the prominent risks and uncertainties inherent in our business, see our Form 10-K for the year ended December 31, 2007.